Exhibit 99

FOR IMMEDIATE RELEASE
Decmeber 19, 2013

Cintas Corporation Announces Fiscal 2014 Second Quarter Results

CINCINNATI, December 19, 2013 -- Cintas Corporation (Nasdaq:CTAS) today reported results for its second quarter ended November 30, 2013.  Revenue for the second quarter was $1.14 billion, representing a 7.9% increase compared to last year’s second quarter.  Organic growth, which adjusts for the impact of acquisitions, compared to last year’s second quarter, was 7.1%.

The Company’s operating income of $153.0 million was a 10.0% increase as compared to last year’s second quarter.  Net income increased 8.8% to $84.9 million as compared to $78.0 million in last year’s second quarter.  Earnings per diluted share (EPS) for the second quarter were $0.70, an 11.1% increase over the $0.63 EPS in last year’s second quarter.

The effective tax rate for the second quarter of fiscal 2013 was 36.5%, which reflected the positive impact of certain revised tax regulations. This year’s second quarter effective tax rate was 37.9%. We expect the effective tax rate for the entire 2014 fiscal year to be approximately 37.3%.

Scott D. Farmer, Chief Executive Officer, stated, “We are pleased with our results for the quarter and our fiscal year to date. Our services continue to be valued by our customers, and our new business generation remains very strong. While some signs of economic growth are beginning to appear, our customers continue to be cautious in adding employees or making any significant capital investment in their businesses.”

Mr. Farmer added, “Last week, we paid our annual dividend to our shareholders amounting to $0.77 per share, a 20.3% increase from last year’s dividend of $0.64 per share.  This was the 31st consecutive year in which we have raised our dividend, which is every year since we went public.”

Mr. Farmer concluded, “Based on our second quarter results and our view of the U.S. economic climate, we are updating our fiscal 2014 guidance with revenue in the range of $4.525 billion to $4.575 billion and EPS to be in the range of $2.73 to $2.79.  This guidance assumes no deterioration in the U.S. economy and does not consider any additional share buybacks.”

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, first aid, safety, fire protection products and services and document management services for over one million businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, disruptions caused by the inaccessibility of computer systems data, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, the amount and timing of repurchases of our common stock, if any, changes in federal and state tax and labor laws, the reactions of competitors in terms of price and service, the ultimate impact of the Affordable Care Act and the finalization of our financial statements for the quarter ended November 30, 2013. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2013 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
William C. Gale, Sr. Vice President-Finance and Chief Financial Officer - 513-573-4211
J. Michael Hansen, Vice President and Treasurer - 513-701-2079

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	November 30, 2013	November 30, 2012	% Change
Revenue:
Rental uniforms and ancillary products	$804,316	$755,839	6.4%
Other services	339,437	304,547	11.5%
Total revenue	$1,143,753	$1,060,386	7.9%

Costs and expenses:
Cost of rental uniforms and ancillary products	$459,112	$438,902	4.6%
Cost of other services	207,722	189,448	9.6%
Selling and administrative expenses	323,947	293,013	10.6%

Operating income	$152,972	$139,023	10.0%

Interest income	$(84)	$(149)	(43.6)%
Interest expense	16,485	16,294	1.2%

Income before income taxes	$136,571	$122,878	11.1%
Income taxes	51,709	44,851	15.3%
Net income	$84,862	$78,027	8.8%

Per share data:
Basic earnings per share	$0.71	$0.63	12.7%
Diluted earnings per share	$0.70	$0.63	11.1%

Weighted average number of shares outstanding	119,907	124,185
Diluted average number of shares outstanding	121,050	124,609

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Six Months Ended
	November 30, 2013	November 30, 2012	% Change
Revenue:
Rental uniforms and ancillary products	$1,597,182	$1,510,682	5.7%
Other services	666,914	601,029	11.0%
Total revenue	$2,264,096	$2,111,711	7.2%

Costs and expenses:
Cost of rental uniforms and ancillary products	$913,843	$867,050	5.4%
Cost of other services	407,354	366,750	11.1%
Selling and administrative expenses	649,857	599,594	8.4%

Operating income	$293,042	$278,317	5.3%

Interest income	$(152)	$(226)	(32.7)%
Interest expense	33,008	32,892	0.4%

Income before income taxes	$260,186	$245,651	5.9%
Income taxes	97,570	90,891	7.3%
Net income	$162,616	$154,760	5.1%

Per share data:
Basic earnings per share	$1.34	$1.24	8.1%
Diluted earnings per share	$1.33	$1.23	8.1%

Weighted average number of shares outstanding	121,025	125,153
Diluted average number of shares outstanding	122,016	125,541

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	November 30, 2013	November 30, 2012
Rental uniforms and ancillary products gross margin	42.9%	41.9%
Other services gross margin	38.8%	37.8%
Total gross margin	41.7%	40.7%
Net margin	7.4%	7.4%

Depreciation and amortization	$48,527	$46,852
Capital expenditures	$39,323	$51,624

	Six Months Ended
	November 30, 2013	November 30, 2012
Rental uniforms and ancillary products gross margin	42.8%	42.6%
Other services gross margin	38.9%	39.0%
Total gross margin	41.6%	41.6%
Net margin	7.2%	7.3%

Depreciation and amortization	$96,921	$93,294
Capital expenditures	$76,785	$99,062

Debt / EBITDA	1.8	1.9

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of revenue growth, debt and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is shown below.

Computation of Workday Adjusted Revenue Growth

	Six Months Ended
	November 30, 2013	November 30, 2012	Growth %
	A	B	G
Revenue	$2,264,096	$2,111,711	7.2%
			G=(A-B)/B
	C	D
Workdays in the period	130	131

	E	F	H
Revenue adjusted for workday difference	$2,281,512	$2,111,711	8.0%
			H=(E-F)/F
	E=(A/C)*D	F=(B/D)*D
Management believes that Workday Adjusted Revenue Growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

Computation of Debt to EBITDA

	As of
	November 30, 2013
Long-term debt	$1,301,329
Letters of credit	85,117
Debt	$1,386,446

	Rolling Twelve Months Ended November 30, 2013	Three Months Ended November 30, 2013	Three Months Ended August 31, 2013	Three Months Ended May 31, 2013	Three Months Ended February 28, 2013
Net Income	$323,298	$84,862	$77,754	$85,977	$74,705

Add back:
Interest expense	65,828	16,485	16,523	16,518	16,302
Taxes	191,145	51,709	45,861	51,427	42,148
Depreciation	169,523	42,609	42,571	42,422	41,921
Amortization	23,481	5,918	5,823	5,829	5,911
EBITDA	$773,275	$201,583	$188,532	$202,173	$180,987

Debt / EBITDA	1.8

	As of
	November 30, 2012
Long-term debt	$1,309,490
Letters of credit	85,719
Debt	$1,395,209

	Rolling Twelve Months Ended November 30, 2012	Three Months Ended November 30, 2012	Three Months Ended August 31, 2012	Three Months Ended May 31, 2012	Three Months Ended February 29, 2012
Net Income	$309,409	$78,027	$76,733	$78,614	$76,035

Add back:
Interest expense	68,455	16,294	16,598	18,344	17,219
Taxes	180,221	44,851	46,040	44,675	44,655
Depreciation	160,230	40,979	40,342	40,265	38,644
Amortization	30,203	5,873	6,100	8,814	9,416
EBITDA	$748,518	$186,024	$185,813	$190,712	$185,969

Debt / EBITDA	1.9
Management believes the ratio of debt to earnings before interest, taxes, depreciation and amortization (EBITDA) is valuable to investors, particularly investors of the company's debt, because it is a common metric that reflects the company's earnings and cash flow available for debt service payments.

Computation of Free Cash Flow

	Six Months Ended
	November 30, 2013	November 30, 2012
Net Cash Provided by Operations	$222,280	$227,263
Capital Expenditures	$(76,785)	$(99,062)
Free Cash Flow	$145,495	$128,201
Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended November 30, 2013
Revenue	$804,316	$121,883	$124,585	$92,969	$—	$1,143,753
Gross margin	$345,204	$35,137	$54,052	$42,526	$—	$476,919
Selling and administrative expenses	$219,134	$21,273	$43,467	$40,073	$—	$323,947
Interest income	$—	$—	$—	$—	$(84)	$(84)
Interest expense	$—	$—	$—	$—	$16,485	$16,485
Income (loss) before income taxes	$126,070	$13,864	$10,585	$2,453	$(16,401)	$136,571

For the three months ended November 30, 2012
Revenue	$755,839	$110,203	$111,513	$82,831	$—	$1,060,386
Gross margin	$316,937	$30,206	$47,279	$37,614	$—	$432,036
Selling and administrative expenses	$200,886	$19,802	$37,625	$34,700	$—	$293,013
Interest income	$—	$—	$—	$—	$(149)	$(149)
Interest expense	$—	$—	$—	$—	$16,294	$16,294
Income (loss) before income taxes	$116,051	$10,404	$9,654	$2,914	$(16,145)	$122,878

For the six months ended November 30, 2013
Revenue	$1,597,182	$229,345	$250,460	$187,109	$—	$2,264,096
Gross margin	$683,339	$64,851	$108,949	$85,760	$—	$942,899
Selling and administrative expenses	$439,876	$42,306	$86,918	$80,757	$—	$649,857
Interest income	$—	$—	$—	$—	$(152)	$(152)
Interest expense	$—	$—	$—	$—	$33,008	$33,008
Income (loss) before income taxes	$243,463	$22,545	$22,031	$5,003	$(32,856)	$260,186
Assets	$2,838,831	$159,465	$418,787	$634,825	$313,490	$4,365,398

For the six months ended November 30, 2012
Revenue	$1,510,682	$210,482	$222,354	$168,193	$—	$2,111,711
Gross margin	$643,632	$59,684	$95,070	$79,525	$—	$877,911
Selling and administrative expenses	$410,674	$40,539	$76,395	$71,986	$—	$599,594
Interest income	$—	$—	$—	$—	$(226)	$(226)
Interest expense	$—	$—	$—	$—	$32,892	$32,892
Income (loss) before income taxes	$232,958	$19,145	$18,675	$7,539	$(32,666)	$245,651
Assets	$2,818,507	$143,880	$393,429	$590,517	$276,349	$4,222,682

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	November 30, 2013	May 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash & cash equivalents	$309,334	$352,273
Marketable securities	4,156	5,680
Accounts receivable, net	520,523	496,049
Inventories, net	249,486	240,440
Uniforms and other rental items in service	508,669	496,752
Income taxes, current	—	9,102
Prepaid expenses	26,614	24,530
Total current assets	1,618,782	1,624,826

Property and equipment, at cost, net	988,897	986,703

Goodwill	1,532,961	1,517,560
Service contracts, net	88,394	92,153
Other assets, net	136,364	124,390
	$4,365,398	$4,345,632

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$103,242	$121,029
Accrued compensation and related liabilities	58,649	78,050
Accrued liabilities	360,627	271,821
Income taxes, current	4,238	—
Deferred tax liability	87,091	77,169
Long-term debt due within one year	714	8,187
Total current liabilities	614,561	556,256

Long-term liabilities:
Long-term debt due after one year	1,300,615	1,300,979
Deferred income taxes	210,187	210,483
Accrued liabilities	92,063	76,422
Total long-term liabilities	1,602,865	1,587,884

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY14: 175,698,922 issued and 119,817,004 outstanding FY13: 174,786,010 issued and 122,281,507 outstanding	225,372	186,332
Paid-in capital	110,003	109,822
Retained earnings	3,787,067	3,717,771
Treasury stock: FY14: 55,881,918 shares FY13: 52,504,503 shares	(2,014,756)	(1,850,556)
Other accumulated comprehensive income (loss):
Foreign currency translation	52,706	51,312
Unrealized loss on derivatives	(13,552)	(14,339)
Other	1,132	1,150
Total shareholders’ equity	2,147,972	2,201,492

	$4,365,398	$4,345,632

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	November 30, 2013	November 30, 2012
Cash flows from operating activities:
Net income	$162,616	$154,760

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	85,180	81,321
Amortization of intangible assets	11,741	11,973
Stock-based compensation	14,624	11,084
Deferred income taxes	9,299	23,351
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(23,755)	(24,528)
Inventories, net	(9,232)	15,460
Uniforms and other rental items in service	(12,694)	(28,105)
Prepaid expenses	(1,776)	(202)
Accounts payable	(19,215)	23,019
Accrued compensation and related liabilities	(19,381)	(36,899)
Accrued liabilities	11,387	(4,570)
Income taxes payable	13,486	599
Net cash provided by operating activities	222,280	227,263

Cash flows from investing activities:
Capital expenditures	(76,785)	(99,062)
Proceeds from redemption of marketable securities	45,114	41,453
Purchase of marketable securities and investments	(55,413)	(80,054)
Acquisitions of businesses, net of cash acquired	(32,514)	(53,243)
Other, net	(929)	(673)
Net cash used in investing activities	(120,527)	(191,579)

Cash flows from financing activities:
Proceeds from issuance of debt	—	250,000
Repayment of debt	(7,837)	(225,312)
Proceeds from exercise of stock-based compensation awards	21,311	2,357
Repurchase of common stock	(164,200)	(159,175)
Other, net	6,323	(2,476)
Net cash used in financing activities	(144,403)	(134,606)

Effect of exchange rate changes on cash and cash equivalents	(289)	1,584

Net decrease in cash and cash equivalents	(42,939)	(97,338)
Cash and cash equivalents at beginning of period	352,273	339,825
Cash and cash equivalents at end of period	$309,334	$242,487